Exhibit 11

ADDENDUM TO THE

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

RANKIN ASSOCIATES I, L.P.

This Addendum (this “Addendum”), dated as of December 12, 2017, to Second Amended and Restated Limited Partnership Agreement of Rankin Associates I, L.P., dated as of March 27, 2002, with prior addendum thereto dated as of October 28, 2016 (the “Agreement”), is made by and among the Partners of Rankin Associates I, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS:

WHEREAS, The Partnership, in addition to other limited partnerships owned and controlled by the Rankin Family, previously, by addendum, added language to their respective limited partnership agreements to account for the ownership of interests in Hyster-Yale Materials Handling, Inc., a Delaware corporation, an entity spun-off by NACCO Industries, Inc., a Delaware corporation, that each such limited partnership has or may have in the future; and

WHEREAS, some of those limited partnerships are now, by separate addendum, again having language added to their respective limited partnership agreements to account for the ownership of interests in Hamilton Beach Brands Holding Company, a Delaware corporation (“HBB”), an entity spun-off by NACCO Industries, Inc., a Delaware corporation, that each such limited partnership currently has or may have in the future; and

WHEREAS, the Partners of the Partnership intend for the Partnership to own interests in HBB; and

WHEREAS, the Partners of the Partnership deem it advisable to add certain language to the Agreement to account for the HBB interests owned by it, and the Partners deem it advisable to add such language to the Agreement via this Addendum so that the Agreement and this Addendum are consistent with and conform to the form of limited partnership agreements (and prior addenda) utilized by the other Rankin Family limited partnerships.

AGREEMENTS:

In consideration of the mutual promises, covenants and agreements set forth in this Addendum, the Partners of the Partnership agree as follows:

1.      The following Sections shall apply in place of those same numbered Sections currently set forth in the Agreement but only with respect to the HBB interest(s) owned by the Partnership, and the Sections currently set forth in the Agreement shall continue to apply with respect to all other interests owned by the Partnership:

Section 1.3

“1.3    “Applicable HBB Class A Closing Price Average” means the average of the closing prices of the HBB Class A Shares on the New York Stock Exchange (or on the principal national securities exchange or automated quotation system of national securities dealers on which the HBB Class A Shares may then be traded) on the five trading dates preceding the relevant Starting Date as reported in The Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published).”

Section 1.5

“1.5    “Authorized Transferee” means a Qualified Trust of Clara T. Rankin or of any member of a Family Group who (A)(i) would be a “Permitted Transferee” of the Transferring Partner under Article IV, Section 3, paragraph 4 of the HBB Restated Certificate, if the Transferring Partner were Transferring HBB Class B Shares instead of Partnership Interests; and (ii) is eligible to be a Partner of the Partnership in compliance with the provisions of Article IV, Section 3, paragraph 4(a)(i)(G) of the HBB Restated Certificate; and (iii) is a “Participating Stockholder” under Section 1.14 of the HBB Stockholders’ Agreement; and (B) unless such Qualified Trust is a Partner immediately prior to the Transfer of Partnership Interests to such Qualified Trust, prior to or simultaneously with such Transfer, executes and delivers to the Partnership a counterpart of this Agreement, executed by the trustee of such Qualified Trust, agreeing to be subject to the restrictions and obligations of a Partner hereunder and to hold all Partnership Interests then owned or later acquired by such Qualified Trust in accordance with the terms of this Agreement, such counterpart to be substantially in the form of Exhibit 1.”

Section 1.25

“1.25    “Former Partner” means (i) a Partner that has ceased to be a Qualified Trust, and has become a Former Partner, pursuant to the terms of Section 1.58; (ii) a Partner who has become a Bankrupt Partner and a Former Partner, pursuant to the terms of Section 1.6; (iii) a Partner who has become a Pledgor Partner and a Former Partner, pursuant to the terms of Section 1.53; and (iv) a Partner who ceases to be a “Participating Stockholder” under Section 1.14 of the HBB Stockholders’ Agreement.”

Section 1.33

“1.33    “HBB” means Hamilton Beach Brands Holding Company, a Delaware corporation.”

Section 1.34

“1.34    “HBB Class A Shares” means shares of Class A Common Stock, par value $0.01 per share, of HBB.”

Section 1.35

“1.35.    “HBB Class B Shares” means shares of Class B Common Stock, par value $0.01 per share, of HBB.”

Section 1.36

“1.36    “HBB Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of September 29, 2017, by and among HBB, as HBB and as depository, and the Participating Stockholders (as such term is defined therein), as amended from time to time.”

Section 1.37

“1.37    “HBB Restated Certificate” means the Amended and Restated Certificate of Incorporation of HBB, filed with the Secretary of State of the State of Delaware on September 22, 2017. References to specific sections of the HBB Restated Certificate shall be deemed to include references to provisions addressing the same or similar subject matter of any amendment or amendment and restatement of the HBB Restated Certificate that becomes effective after the date hereof.”

Section 1.58

“1.58    “Qualified Trust” of any individual means any trust (including, without limitation, a voting trust) established by such individual if and as long as the trust is held for the benefit of one or more Family Beneficiaries and any Charitable Organizations and for the benefit of no other Person; provided that such trust may grant a general or special power of appointment to such individual or such individual’s spouse and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such individual or such individual’s spouse payable by reason of the death of such individual or such individual’s spouse; and, provided further that such trust must prohibit (A) the transfer of HBB Class B Shares to any Person other than a Permitted Transferee of such trust as defined in Article IV, Section 3, paragraph 4 of the HBB Restated Certificate and (B) the Transfer of Partnership Interests to any Person other than to Authorized Transferees of such trust. The restrictions in subclause (B) of the prior sentence shall not be interpreted to restrict a beneficiary who is a member of a Family Group from directing that any Partnership Interests to which he or she is otherwise entitled to receive under such trust be instead transferred to one or more other Qualified Trusts that are Authorized Transferees of the trust at issue. Notwithstanding anything to the contrary contained herein, a trust of Clara T. Rankin or any other individual shall cease to be a Qualified Trust and shall be deemed, to the extent it holds Partnership Interests, to become a Former Partner, immediately prior to any event or lapse of time which causes such trust to no longer qualify as a Qualified Trust as defined in this Section 1.58.”

Section 3.3

“3.3.    Status as a Qualified Trust and “Participating Stockholder”. As of the date hereof, (i) such Partner is a Qualified Trust of Clara T. Rankin or a member of a Family Group and no event has occurred that would cause such Partner to become a Former Partner and (ii) such Partner is a “Participating Stockholder” under Section 1.14 of the HBB Stockholders’ Agreement and no event has occurred that would cause such Partner, upon the lapse of time or the receipt of notice, or both, to cease to be a “Participating Stockholder” under Section 1.14 of the HBB Stockholders’ Agreement. As of the date on which any Authorized Transferee becomes a Partner, such Partner shall be deemed to make the representations contained in the preceding sentence.”

Section 4.5(b)

“(b)      All distributions shall be made in proportion to the Partners’ respective Partnership Percentages except (i) when the General Partners approve the disproportionate distribution, or (ii) with respect to any payment of HBB Class A Shares by the Partnership pursuant to Section 7.4 or 8.7(a). The General Partners are encouraged to consider disproportionate distributions to defray the income tax liabilities resulting from special allocations under Section 704(c) of the Code, but such disproportionate distributions shall not be required. Subject to Section 4.5(a) of this Agreement, the General Partners are expressly authorized to make monthly or other periodic draws with respect to one or more, but not necessarily all, of the Partners, on the condition that compensating distributions, determined with or without interest in the discretion of the General Partners, shall be made to the other Partners on or before the end of March of the following calendar year so that the total draws and compensating distributions shall be proportionate. For all purposes of this Agreement, except as provided in the immediately preceding sentence or Section 1.49(f), a distribution among the Partners which is not in proportion to Partnership Percentages shall be regarded as disproportionate. In the event that a disproportionate distribution occurs, the General Partners shall appropriately adjust the Capital Accounts of the Partners to reflect such disproportionate distribution. Except in the case of a disproportionate distribution attributable to the income tax liabilities resulting from special allocations under Section 704(c) of the Code, such adjustment shall be determined as though the Partnership had redeemed a fraction of the Partnership Interest corresponding to the amount of the distribution that is disproportionate. This adjustment of Capital Accounts, and thus Partnership Interests, shall be in addition to the adjustment in Partnership Percentages.”

Section 5.1(h)

“(h)      the determination of whether to pay any portion of a Purchase Price, or interest owed pursuant to Section 7.4, in HBB Class A Shares; and”.

Section 5.2

“5.2	Management of Partnership Property Consisting of HBB Class A Shares and HBB Class B Shares: Admission of New General Partners.

(a)      The General Partners owning at least a majority of the General Partnership Interests shall direct the voting of any HBB Class A Shares and HBB Class B Shares held by the Partnership and may authorize the Partnership to enter into a voting arrangement with respect to any or all of such HBB Class A Shares and HBB Class B Shares.

(b)      The Partnership shall not Transfer, or convert to HBB Class A Shares, any

HBB Class B Shares without the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and the consent of Partners owning more than seventy five percent (75%) of all Partnership Interests. Notwithstanding such consent, the Partnership (i) shall not Transfer any HBB Class B Shares unless such Transfer is permitted by Article IV, Section 3, paragraph 4 of the HBB Restated Certificate and (ii) shall not Transfer, or convert to HBB Class A Shares, any HBB Class B Shares unless such Transfer or conversion is effected in accordance with the terms of the HBB Stockholders’ Agreement.

(c)      The Partnership shall not Transfer any HBB Class A Shares, other than pursuant to a share for share exchange to acquire HBB Class B Shares, without the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and the consent of Partners owning more than seventy five percent (75%) of all Partnership Interests.

(d)      Subject to this Section 5.2(d) and the other provisions of this Agreement, a General Partner may transfer all, but not less than all, of its General Partnership Interest to one, but not more than one, Authorized Transferee of such General Partner. No Person shall be admitted as a General Partner of the Partnership without the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and the consent of the Partners owning more than fifty percent (50%) of all Partnership Interests. Notwithstanding such consent, no Person shall be admitted as a General Partner unless such Person is an Authorized Transferee of at least one Partner of the Partnership.”

Section 7.4

“7.4    Payment of Interest. Notwithstanding any other provision of this Agreement, at the Closing related to a Repurchase Obligation, the Partnership and each Partner electing to purchase Repurchase Interests shall pay to the Former Partner, in addition to the Purchase Price, pro-rated interest, calculated from the date of the Withdrawal Event up to the date of the Closing, at an annual rate equal to the annual short-term applicable federal rate in effect at the date of the Withdrawal Event as provided under Section 7872 of the Code. The interest may be paid in cash or HBB Class A Shares on the same basis as is provided in Section 8.7 with respect to payment of the Purchase Price.”

Section 8.7

“8.7    Terms of Sale. The Purchase Price for all Partnership Interests purchased pursuant to Section 8.4 or Section 8.5 shall be paid at the Closing in immediately available United States funds; provided, however:

(a)      If the purchaser is the Partnership, the Partnership, at its election and after consultation with counsel, may pay its portion of the Purchase Price in HBB Class A Shares (if any), immediately available United States funds, or any combination of such consideration as follows:

(i)

to the extent that the Partnership elects to pay the Purchase Price in HBB Class A Shares, the Partnership shall deliver to the Selling Partner such number of HBB Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in HBB Class A Shares, divided by (B) the Applicable HBB Class A Closing Price Average (if necessary the Partnership may, subject to Section 5.2, convert any HBB Class B Shares held by the Partnership to HBB Class A Shares to pay such Purchase Price); and

(ii)	immediately available United States funds equal to that portion of the Purchase Price not paid by delivery of HBB Class A Shares.

(b)      If the purchaser is a Partner, such Partner, at his election, may pay his portion of the Purchase Price in HBB Class A Shares (if any), immediately available United States funds, or any combination of such consideration as follows:

(i)

to the extent that the Partner elects to pay the Purchase Price in HBB Class A Shares, such Partner shall deliver to the Selling Partner such number of HBB Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in HBB Class A Shares, divided by (B) the Applicable HBB Class A Closing Price Average; and

(ii)	immediately available United States funds equal to that portion of the Purchase Price not paid by delivery of HBB Class A Shares.”

Section 10.1

“10.1    Dissolution and Termination. The Partnership shall continue in existence until dissolved (a) with the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and Partners owning more than ninety percent (90%) of all Partnership Interests, or (b) with the consent of the General Partners, at such time, if any, as the Partnership ceases to own any HBB Class A Shares and HBB Class B Shares. In the event that the Partnership is dissolved, the assets of the Partnership shall be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof, and the proceeds therefrom, together with any assets distributed in kind, shall be distributed (i) first to creditors to satisfy all debts and liabilities of the Partnership (including any liabilities arising under Section 8.5) other than loans or advances made by the Partners to the Partnership, (ii) then to the establishment of reserves deemed reasonably necessary by the General Partners to satisfy contingent or unforeseen liabilities or obligations of the Partnership, (iii) then to the repayment of any loans or advances made by the Partners to the Partnership, (iv) with the balance, if any, to be distributed in accordance with the balances in each Partner’s Capital Account at that time, any Partnership Property that is distributed in kind shall be treated as though such Partnership Property were sold for its Fair Market Value as of the date of distribution, as determined by an Independent Appraiser. Upon completion of the foregoing, the Partnership shall be terminated.”

Section 10.2

“10.2    Limitations On In Kind Distributions. Notwithstanding anything to the contrary contained in this Agreement, no distribution in kind of HBB Class B Shares held by the Partnership shall be made unless such distribution by the Partnership is permitted under Article IV, Section 3, paragraph 4 of the HBB Restated Certificate.”

Section 11.1(b)

“(b)      Each Partner by his signature below irrevocably makes, constitutes and appoints Alfred M. Rankin, Jr., Roger F. Rankin, Thomas T. Rankin, Claiborne R. Rankin, Dana B. Sykes, and Derek R. Redmond, and each of them, his true and lawful attorney in his name, place and stead in any capacities, with the power from time to time to substitute or resubstitute one or more others as such attorney, to execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, of beneficial ownership of HBB Class A Shares and/or HBB Class B Shares by the Partnership and its Partners, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k)(l) under such Act in connection with such statements, all initial statements of and changes of beneficial ownership on Forms 3, 4 and 5 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission.”

2.      This Addendum shall be (and hereby is) incorporated into and made a part of the Agreement.

3.      This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware.

4.      This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

General Partners

Trust (referred to herein as the ALFRED M. RANKIN, JR. MAIN TRUST) created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr.

By:	/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: Trustee

Trust (referred to herein as the CLAIBORNE R. RANKIN MAIN TRUST) created by the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

By:	/s/ Claiborne R. Rankin
Name: Claiborne R. Rankin
Title: Trustee

Trust (referred to herein as the ROGER F. RANKIN MAIN TRUST) created by the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

By:	/s/ Roger F. Rankin
Name: Roger F. Rankin
Title: Trustee

Trust (referred to herein as the THOMAS T. RANKIN MAIN TRUST) created by the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

By:	/s/ Thomas T. Rankin
Name: Thomas T. Rankin
Title: Trustee

Limited Partners

Trust (referred to herein as the ALFRED M. RANKIN, JR. MAIN TRUST) created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr.

By:	/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: Trustee

Trust (referred to herein as the CLAIBORNE R. RANKIN MAIN TRUST) created by the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

By:	/s/ Claiborne R. Rankin
Name: Claiborne R. Rankin
Title: Trustee

Trust (referred to herein as the ROGER F. RANKIN MAIN TRUST) created by the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

By:	/s/ Roger F. Rankin
Name: Roger F. Rankin
Title: Trustee

Trust (referred to herein as the THOMAS T. RANKIN MAIN TRUST) created by the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

By:	/s/ Thomas T. Rankin
Name: Thomas T. Rankin
Title: Trustee

Trust (referred to herein as the BRUCE T. RANKIN MAIN TRUST) created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin

By:	/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: Trustee

Trust (referred to herein as the CLARA R. WILLIAMS MAIN TRUST) created by the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara R. Williams, creating a trust for the benefit of Clara R. Williams

By:	/s/ Clara R. Williams
Name: Clara R. Williams
Title: Trustee

Trust (referred to herein as the HELEN RANKIN BUTLER MAIN TRUST) created by the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Helen Rankin Butler, creating a trust for the benefit of Helen Rankin Butler

By:	/s/ Helen Rankin Butler
Name: Helen Rankin Butler
Title: Trustee

2012 Helen R. Butler Trust established under the Alfred M. Rankin, Jr. Irrevocable Trust Agreement for the Benefit of Helen R. Butler and Her Lineal Descendants dated June 22, 2012

By:	/s/ Helen R. Butler
Name: Helen R. Butler
Title: Trustee

2012 Clara R. Williams Trust established under the Alfred M. Rankin, Jr. Irrevocable Trust Agreement for the Benefit of Clara R. Williams and Her Lineal Descendants dated June 22, 2012

By:	/s/ Clara R. Williams
Name: Clara R. Williams
Title: Trustee

2012 Alison A. Rankin Trust established under the Roger F. Rankin Irrevocable Trust Agreement for the Benefit of Alison A. Rankin and Roger F. Rankin’s Lineal Descendants dated June 22, 2012

By:	/s/ Alison A. Rankin
Name: Alison A. Rankin
Title: Trustee

2012 Corbin K. Rankin Trust established under the Thomas T. Rankin Irrevocable Trust Agreement for the Benefit of Corbin K. Rankin and Thomas T. Rankin’s Lineal Descendants dated June 22, 2012

By:	/s/ Corbin K. Rankin
Name: Corbin K. Rankin
Title: Trustee

2012 Chloe O. Rankin Trust established under the Claiborne R. Rankin Irrevocable Trust Agreement for the Benefit of Chloe O. Rankin and Claiborne R. Rankin’s Lineal Descendants dated June 22, 2012

By:	/s/ Chloe O. Rankin, Trustee
Name: Chloe O. Rankin
Title: Trustee

BTR 2012 GST Trust for Anne F. Rankin established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Roger F. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Roger F. Rankin
Name: Roger F. Rankin
Title: Trustee

BTR 2012 GST Trust for Elisabeth M. Rankin established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Roger F. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Roger F. Rankin
Name: Roger F. Rankin
Title: Trustee

BTR 2012 GST Trust for Chloe R. Seelbach established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Claiborne R. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Claiborne R. Rankin
Name: Claiborne R. Rankin
Title: Trustee

BTR 2012 GST Trust for Julia R. Kuipers established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Claiborne R. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Claiborne R. Rankin
Name: Claiborne R. Rankin
Title: Trustee

BTR 2012 GST Trust for Claiborne R. Rankin, Jr. established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Claiborne R. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Claiborne R. Rankin
Name: Claiborne R. Rankin
Title: Trustee

BTR 2012 GST Trust for Matthew M. Rankin established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Thomas T. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Thomas T. Rankin
Name: Thomas T. Rankin
Title: Trustee

BTR 2012 GST Trust for James T. Rankin established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Thomas T. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Thomas T. Rankin
Name: Thomas T. Rankin
Title: Trustee

BTR 2012 GST Trust for Thomas P. Rankin established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Thomas T. Rankin’s Lineal Descendants dated December 31, 2012

By:	/s/ Thomas T. Rankin
Name: Thomas T. Rankin
Title: Trustee

BTR 2012 GST Trust for Clara R. Williams established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Alfred M. Rankin, Jr.’s Lineal Descendants dated December 31, 2012

By:	/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: Trustee

BTR 2012 GST Trust for Helen R. Butler established under the Bruce T. Rankin Irrevocable Trust Agreement for the Benefit of Alfred M. Rankin, Jr.’s Lineal Descendants dated December 31, 2012

By:	/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: Trustee